                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                      OneSource Information Services, Inc.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                      ONESOURCE INFORMATION SERVICES, INC.
                                300 BAKER AVENUE
                               CONCORD, MA 01742

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 25, 2000

To the Stockholders of OneSource Information Services, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of OneSource Information Services, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Thursday, May 25, 2000, at Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, 22nd Floor, Boston, MA 02110, to consider and act upon the following proposals:

     1. To elect four directors to the Company's Board of Directors, each to serve for a term of one year or until his successor is duly elected and qualified.

     2. To approve an amendment to the 1999 Stock Option and Incentive Plan which includes a proposed increase in the aggregate number of shares of Common Stock that may be issued pursuant to said plan by 1,000,000 shares.

     3. To ratify the selection of the firm of PricewaterhouseCoopers LLP, independent public accountants, as auditors for the fiscal year ending December 31, 2000.

     4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on April 17, 2000 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.



                                            By Order of the Board of Directors,

                                            ROY D. LANDON
                                            Secretary

Concord, Massachusetts
May 1, 2000

                                PROXY STATEMENT

                                  MAY 1, 2000

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of OneSource Information Services, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders to be held on Thursday, May 25, 2000 (the "Annual Meeting") at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, 22nd Floor, Boston, MA 02110, or at any adjournments thereof. The Company's Annual Report, which includes financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 1999, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and form of proxy will be mailed to stockholders on or about May 1, 2000.

     Only stockholders of record at the close of business on April 17, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, an aggregate of 11,263,431 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any proxy may be revoked by the person giving it at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to OneSource Information Services, Inc., 300 Baker Avenue, Concord, MA 01742, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Votes withheld from any nominee for director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

     In the election of Directors, the four nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as Directors. On all other matters being submitted to stockholders, the affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

     The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of four Directors, the stockholders will consider and vote upon proposals to approve an amendment to the Company's 1999 Stock Option and Incentive Plan and to ratify the selection of auditors. ALL SHARES REPRESENTED BY PROXIES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDERS' INSTRUCTIONS, AND IF NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED BY PROXIES WILL BE VOTED IN FAVOR OF THE MATTERS SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors is currently fixed at four members. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

     The Board of Directors has nominated and recommended that Messrs. Martin Kahn, Daniel J. Schimmel, David Dominik and Gregg S. Newmark, who all are currently serving as Directors of the Company, be elected Directors, to hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominees will be voted FOR the election of the four nominees. The Board of Directors knows of no reason why any nominee should be unable or, for good cause, unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     A VOTE "FOR" THE NOMINEES LISTED BELOW

                                                                                         TERM EXPIRES
      DIRECTOR'S NAME AND YEAR                        POSITION(S) WITH                 AT ANNUAL MEETING
  DIRECTOR FIRST BECAME A DIRECTOR                      THE COMPANY                         HELD IN
  --------------------------------                    ----------------                 -----------------
NOMINEES:
Martin Kahn..........................    Chairman of the Board of Directors                  2000
  1993
Daniel J. Schimmel...................    President, Chief Executive Officer and              2000
  1993                                   Director
David Dominik........................    Director                                            2000
  1993
Gregg S. Newmark.....................    Director                                            2000
  1993

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth for each nominee to be elected at the Annual Meeting and the executive officers of the Company, their ages and principal occupations for the past five years:

NAME                             AGE   POSITION
----                             ---   --------
Martin Kahn(1)(2)..............  49    Chairman of the Board of Directors
Daniel J. Schimmel.............  40    President, Chief Executive Officer and Director
James A. Becker................  42    Senior Vice President, Content Development
Philip J. Garlick..............  38    Senior Vice President, Global Sales
Mark C. VanDine................  43    Senior Vice President, Engineering
Roy D. Landon..................  44    Senior Vice President, Chief Financial Officer
Mary McCabe....................  38    Senior Vice President, Product Development
David Dominik(1)...............  43    Director
Gregg S. Newmark(2)............  41    Director

---------------

(1) Member of compensation committee.

(2) Member of audit committee.

     Martin Kahn joined OneSource as Chairman of the Board of Directors in September 1993. Mr. Kahn has served as managing director of Cadence Information Associates LLC since 1996. He is also Chairman of the Board of Directors of Parlo, Inc. Mr. Kahn was the Chairman of Ovid Technologies, Inc., a producer of online, CD-ROM and network medical and scientific information services, from 1990 to 1998, and he was Chairman of VistaInfo, Inc., a supplier of geographically-based risk information, from 1992 to 1996. Mr. Kahn holds an MBA from the Harvard Business School and a B.A. from Yale University.

     Daniel J. Schimmel joined OneSource as President, Chief Executive Officer and a Director in 1993. Prior to joining OneSource, Mr. Schimmel served as general manager of the OneSource Division and held other operating positions at Lotus. Mr. Schimmel holds an MBA from the Harvard Business School and a B.A. from Harvard University.

     James A. Becker joined OneSource as the Director of Product Management in 1993, became Vice President, Global Strategic Web Applications Team in 1995 and Senior Vice President, Content Development in January 2000. Prior to joining OneSource, Mr. Becker served as group product manager at Lotus. Mr. Becker holds an MBA from the Yale School of Management and a B.A. from Brown University.

     Philip J. Garlick joined OneSource as Director of Marketing and Product Development in 1993, served as Vice President and General Manager Europe from 1995 to October 1997, in October 1997 became Vice President, Global Enterprise Sales and Marketing and in January 2000, became Senior Vice President, Global Sales. Prior to joining OneSource, Mr. Garlick was a marketing executive at Lotus UK. Mr. Garlick holds an MA in Economics and a B.A. from Manchester University.

     Mark C. VanDine joined OneSource as Senior Product Manager in 1993, served as Director, Platform Product Management in 1995, in 1996 became Vice President, Engineering and in January 2000, became Senior Vice President, Engineering. Prior to joining OneSource, Mr. VanDine was a senior consultant at Lotus. Mr. VanDine holds an MBA and a B.A. from Pennsylvania State University.

     Roy D. Landon joined OneSource as Director, Finance and Administration in 1993, became Vice President, Finance and Administration in 1997, became Vice President, Chief Financial Officer in 1999 and Senior Vice President, Chief Financial Officer in January 2000. Prior to joining OneSource, Mr. Landon was director of plans and controls for the Consulting and Information Services Group at Lotus. Mr. Landon holds a B.S. from Babson College.

     Mary McCabe joined OneSource as Senior Platform Product Manager in 1994, became Director, Platform Project Management in 1996, and became Senior Vice President, Product Development in January 2000.

     David Dominik joined OneSource as a Director in 1993. Mr. Dominik has been a consultant at Bain Capital Inc. since January 1999. From January 1990 to December 1999, Mr. Dominik was Managing Director of Bain Capital, Inc. and/or its predecessor companies and its affiliates.

     Gregg S. Newmark joined OneSource as a Director in 1993. Since 1993 Mr. Newmark has served as a general partner of William Blair Venture Partners, as a principal of William Blair & Company, L.L.C. and as a Managing Director of William Blair Capital Partners.

     Executive officers of the Company are elected on an annual basis by the Board of Directors to serve at the pleasure of the Board of Directors and until their successors have been duly elected and qualified.

                16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and holders of more than 10% of the Company's Common Stock (collectively, the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to the period ended December 31, 1999, the Company believes that all Reporting Persons complied with Section 16(a) filing requirements in the period ended December 31, 1999.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met ten (10) times and acted by unanimous written consent four (4) times during the fiscal year ended December 31, 1999. The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Audit Committee, which oversees the accounting, financial functions and regulatory affairs of the Company, met one (1) time during the fiscal year ended December 31, 1999. Messrs. Kahn and Newmark are the current members of the Audit Committee. The Compensation Committee of the Company, which determines the compensation of the Company's senior management and administers the Company's stock plans, met six (6) times during the fiscal year ended December 31, 1999. Messrs. Kahn and Dominik are the current members of the Compensation Committee. During the fiscal year ended December 31, 1999, each of the Company's directors attended at least 75 percent of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of the Record Date: (i) the name of each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) the name of each nominee for director of the Company; (iii) the name of each executive officer of the Company named in the Summary Compensation Table set forth below; and (iv) the number of shares beneficially owned by each such person and all directors, nominees for director and executive officers of the Company as a group and the percentage of the outstanding shares represented thereby.

                                                                AMOUNT AND
                                                                  NATURE
                      NAME AND ADDRESS                         OF OWNERSHIP       PERCENT OF CLASS
                  OF BENEFICIAL OWNER (1)                           (2)                  (3)
                  -----------------------                      ------------       ----------------
PRINCIPAL STOCKHOLDERS:
Information Partners Capital Fund, L.P. and related
  funds(4)..................................................     2,439,050              21.7%
William Blair Venture Partners III Limited Partnership(5)...     2,567,036              22.8
Arbor Capital Management, LLC(6)............................       719,200               6.4

NAMED OFFICERS:

Daniel J. Schimmel(7).......................................     1,119,000               9.3
James A. Becker(8)..........................................       396,686               3.5
Philip J. Garlick(9)........................................       188,806               1.7
Mark C. VanDine(10).........................................       204,565               1.8
Roy D. Landon(11)...........................................       132,121               1.2

DIRECTORS:

Martin Kahn(12).............................................       670,255               5.8
David Dominik(4)............................................     2,439,050              21.7
Gregg Newmark(5)............................................     2,567,036              22.8

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (13) (9
  persons)..................................................     7,717,519              59.2

---------------

 (1) Unless otherwise indicated, the address for each beneficial owner is c/o OneSource Information Services, Inc., 300 Baker Avenue, Concord, MA 01742.

 (2) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

 (3) Applicable percentage ownership as of the Record Date is based upon 11,263,431 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date ("presently exercisable stock options") are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

 (4) According to a Schedule 13G filed on February 14, 2000, the sole general partner of Information Partners Capital Fund, L.P. is Information Partners. The general partners of Information Partners that have a beneficial interest in the shares listed in the table above are Mr. Dominik, Mark Nunnelly, Stephen G. Pagliuca, and Bain Capital Partners IV, L.P., whose general partner is a corporation wholly-owned by W. Mitt Romney. Includes 84,210 shares owned by BCIP Associates and 91,257 shares owned by BCIP Trust Associates, L.P. BCIP Associates, BCIP Trust Associates, L.P. and Information Partners Capital Fund, L.P. may be deemed to be a "group" under the Securities Exchange Act of 1934. The general partners of BCIP Associates with an interest in the shares listed in the table above are Joshua Bekenstein, Roy Edgar Brakeman, III, Edward Conard, Dominic Ferrante, Jeremy Ferris, Adam W. Kirsch, Michael Krupka, Matthew Levin, Simon Lonergan, John W. Maki, Geoffrey S. Rehnert, W. Mitt Romney, Paul Spinale, Samantha Trotman and Mark B. Wolpow. The general partners of BCIP Trust Associates, L.P. with an interest in the shares listed in the table above are Prescott Ashe, Mr. Dominik, Paul B. Edgerley, Jonathan Lavine, Michael D. May, Ronald Mike, Mark Nunnelly, R. David Nurme, Stephen G. Pagliuca, Joseph Pretlow, Geoffrey S. Rehnert, Paul Spinale, Ann Marie Viglione, Robert F. White and Robert C. Gray. Certain of the respective general partners of these entities, including Mr. Dominik, exercise sole voting and investment power with respect to the shares owned by such entities. Each of these persons disclaims beneficial ownership of such shares except to the extent of his respective proportionate pecuniary interest therein. The address for each of these entities is Two Copley Place, Boston, Massachusetts 02116.

 (5) According to a Schedule 13G filed on February 15, 2000, the general partners of this entity, including Mr. Newmark, exercise sole voting and investment power with respect to the shares owned by such entity. The general partner of William Blair Venture Partners III Limited Partnership is William Blair Venture Management whose general partners are Mr. Newmark, Ellen Carnahan, Samuel Guren and William Blair & Company, a limited liability company with approximately 150 members. Each of these persons disclaims beneficial ownership of such shares except to the extent of his respective proportionate pecuniary interest therein.

 (6) According to a Schedule 13G filed on February 10, 2000, Arbor Capital Management, LLC is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. Rick D. Leggott is the CEO and majority shareholder of Arbor Capital Management, LLC. Arbor Capital Management, LLC has been granted discretionary dispositive power over its clients' securities and in some instances has voting power over such securities. Any and all discretionary authority which has been delegated to Arbor Capital Management, LLC may be revoked in whole or in part at any time.

 (7) Includes 750,508 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 1993 Stock Purchase and Option Plan ("1993 Plan") and 127,000 shares held in the name of the Daniel
     J. Schimmel 1999 Family Trust.

 (8) Includes 230,950 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 1993 Plan.

 (9) Includes 157,375 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 1993 Plan.

(10) Includes 149,430 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 1993 Plan.

(11) Includes 126,170 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 1993 Plan.

(12) Includes 367,113 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 1993 Plan.

(13) Includes 1,781,546 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 1993 Plan.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                        OTHER
                                                                                        OTHER
                                                       ANNUAL COMPENSATION(1)           ANNUAL
                                                    -----------------------------    COMPENSATION
           NAME AND PRINCIPAL POSITION              YEAR    SALARY($)    BONUS($)       ($)(2)
           ---------------------------              ----    ---------    --------    ------------
Daniel J. Schimmel................................  1999    $173,913     $64,430
  President, Chief Executive                        1998     164,997      57,749             --
  Officer and Director                              1997     157,846      51,655

James A. Becker...................................  1999     136,550      30,121
  Senior Vice President,                            1998     123,748      24,750             --
  Content Development                               1997     117,277      23,385

Philip J. Garlick.................................  1999     153,881      44,144       $117,725
  Senior Vice President,                            1998     144,000      47,520        145,725
  Global Sales                                      1997     118,059      59,242         12,864

Mark C. VanDine...................................  1999     130,797      29,235
  Senior Vice President,                            1998     115,498      23,100             --
  Engineering                                       1997     111,492      22,133

Roy D. Landon.....................................  1999     124,572      27,961
  Senior Vice President, Chief                      1998     105,186      21,037             --
  Financial Officer                                 1997     100,047      18,638

---------------
(1) OneSource did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive payments during these periods to its executive officers.

(2) Mr. Garlick received additional compensation in connection with his relocation from the United Kingdom to Massachusetts, including car and housing allowances, moving expenses and payment of taxes.

AGGREGATE OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth certain information with respect to options exercised in 1999 by the Named Executive Officers, the value realized upon such exercises, and the value of options held by such officers at the fiscal year end based upon the closing price of the Company's Common Stock on December 31, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED,
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                 OPTIONS AT                    OPTIONS AT
                            SHARES                             FISCAL YEAR END            FISCAL YEAR END($)(2)
                          ACQUIRED ON       VALUE        ---------------------------   ---------------------------
          NAME            EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   --------------   -----------   -------------   -----------   -------------
Daniel J. Schimmel......        --               --       1,031,200            --      $12,487,665            --
James A. Becker.........        --               --         345,950       101,750        4,033,085    $1,183,201
Philip J. Garlick.......    31,654         $316,978         187,312       142,450        2,180,049     1,660,682
Mark C. VanDine.........    35,350          427,347         184,430        61,050        2,143,934       711,720
Roy D. Landon...........        --               --         126,170        20,350        1,524,939       237,240

---------------
(1) Amounts are calculated by subtracting the aggregate exercise price of the options from the market value of the underlying Common Stock on the date of exercise, and do not reflect amounts actually received by the Named Executive Officers.

(2) Amounts are calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock as quoted on The NASDAQ Stock Market of $13.438 per share on December 31, 1999, multiplied by the number of shares underlying the options, and do not reflect amounts that may be actually received by the Named Executive Officers upon exercise of options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by the Compensation Committee. The Compensation Committee during fiscal year 1999 was comprised of Messrs. Kahn and Dominik, both of whom are non-employee directors. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for reviewing and administering the Company's stock plans and for reviewing and approving compensation matters concerning the executive officers, employees and consultants of the Company. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee each year sets the compensation of the Chief Executive Officer and reviews and approves the compensation of all other senior officers, including approval of annual salaries and bonuses as well as the grant of stock options to officers and employees.

  Compensation Philosophy

     The goal of the Company is to attract and retain qualified executives in a competitive industry. To achieve this goal, the Compensation Committee applies the philosophy that compensation of executive officers, including the compensation of the Chief Executive Officer and President, should be linked to revenue growth, operating results and earnings per share performance.

     Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies. The Compensation Committee's executive compensation policies are designed to (i) enhance profitability of the Company and stockholder value, (ii) integrate compensation with the Company's annual and long-term performance goals, (iii) reward corporate performance, (iv) recognize individual initiative, achievement and hard work, and (v) assist the Company in attracting and retaining qualified executive officers. Currently, compensation under the executive compensation program is comprised of cash compensation in the form of annual base salary and bonus, and long-term incentive compensation in the form of stock options.

  Base Salary

     In setting cash compensation for the Chief Executive Officer and reviewing and approving the cash compensation for all other officers, the Compensation Committee reviews salaries annually. The Compensation Committee's policy is to fix base salaries at levels comparable to the amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business to that of the Company. In addition, the base salaries take into account the Company's relative performance as compared to comparable companies.

     The salary compensation for the executive officers is based upon their qualifications, experience and responsibilities, as well as on the attainment of planned objectives. The Chief Executive Officer and President makes recommendations to the Compensation Committee regarding the planned objectives and executive compensation levels. The overall plans and operating performance levels upon which management compensation is based are approved by the Compensation Committee on an annual basis. During 1999, the Chief Executive Officer and President made recommendations for salary increases for the other senior officers, and the Compensation Committee approved salary increases ranging from 4% to 23% to four of the Company's executive officers. These increases reflect the impact of promotions as well as incentive changes.

  Bonus Compensation

     In addition to salary compensation, the Compensation Committee recommended the continuation of the Company's Bonus Program adopted by the Board of Directors in 1998, whereby senior executives recommended by the Chief Executive Officer and approved by the Compensation Committee for inclusion in the program receive bonus compensation based on a percentage of base salary. Bonuses paid under this program in 1999 were a percentage of base salary for calendar year 1998 and were based on attainment of target annualized contract levels and operating expenses for 1998.

  Stock Options

     The Compensation Committee relies on incentive compensation in the form of stock options to retain and motivate executive officers. Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable them to develop and maintain a stock ownership position in the Company's Common Stock.

     Each of the Company's 1993 Stock Option Plan and 1999 Stock Option and Incentive Plan permits the Compensation Committee to administer the granting of stock options to eligible employees, including executive officers. Options generally become exercisable based upon a vesting schedule tied to years of future service to the Company. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees. The Compensation Committee approves the granting of options in order to motivate these employees to maximize stockholder value. Generally, options are granted to officers and employees at fair market value on the date of grant and vest over a four-year period.

     Option grants to employees are based on such factors as initiative, achievement and performance. In administering grants to executive officers, the Compensation Committee evaluates each officer's total equity compensation package. The Compensation Committee generally reviews the option holdings of each of the executive officers, including their vesting and exercise prices and the then current value of any unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of the Company's stockholders.

  Mr. Schimmel's Compensation

     The cash compensation program for the Chief Executive Officer and President of the Company is designed to reward performance that enhances stockholder value. Mr. Schimmel's compensation package is comprised of base pay, bonus and stock options, and is in part based on the Company's revenue growth, profitability, and growth in earnings per share. In 1999, Mr. Schimmel's cash compensation was increased to $180,000. The Compensation Committee believes that Mr. Schimmel's compensation is now comparable to the salary of Chief Executive Officers in other Web-based business and financial information companies, considering the size and rate of profitability of those companies.

     The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute toward achieving this goal.

     Deductibility of Executive Compensation. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Company's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of
Section 162(m) of the Code.

                                            Respectfully Submitted by the
                                             Compensation Committee:

                                            MARTIN KAHN
                                            DAVID DOMINIK

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Kahn and Dominik, both non-employee directors, comprise the Compensation Committee of the Board of Directors. No person who served as a member of the Compensation Committee was, during the fiscal year ended December 31, 1999, an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the compensation committee (or other committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION OF DIRECTORS

     Directors who are not employees of OneSource and who are not affiliated with principal stockholders (also referred to as "outside directors"), receive an annual retainer fee and a fee for attending regular or special meetings of the Board of Directors and for meetings of any committees of the Board of Directors on which they serve, if committee meetings are held separately. Currently, Mr. Kahn is the only outside director. Outside directors also are eligible to participate in OneSource's 1999 Stock Option and Incentive Plan. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering on May 19, 1999 through December 31, 1999, with the cumulative total return of the NASDAQ Composite Index and Standard & Poors Small Cap 600 Index. The comparison assumes $100 was invested in the Company's Common Stock on May 19, 1999 at the $12.00 initial public offering price and in each of the foregoing indices and assumes dividends, if any, were reinvested.

  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG ONESOURCE INFORMATION SERVICES, INC., NASDAQ COMPOSITE INDEX AND STANDARD & POORS SMALL CAP 600 INDEX(1)(2)

                                                  ONESOURCE INFORMATION                                  STANDARD & POORS SMALL
                                                     SERVICES, INC.          NASDAQ COMPOSITE INDEX           CAP 600 INDEX
                                                  ---------------------      ----------------------      ----------------------
5/19/99                                                  100.00                      100.00                      100.00
6/30/99                                                   73.00                      104.00                      105.00
9/30/99                                                   69.00                      107.00                      100.00
12/31/99                                                 112.00                      158.00                      112.00
3/31/00                                                   69.00                      177.00                      118.00

---------------
(1) Prior to May 19, 1999 the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price information shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from William Blair & Company, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the management buy-out from Lotus in 1993, each of William Blair Venture Partners III Limited Partnership and Information Partners Capital Fund, L.P. and its affiliated entities purchased 329,669 and 329,665 shares respectively, of Class P common stock for $1.62 million each, or $4.91 per share (which Class P Common Stock converted into shares of Common Stock upon OneSource's initial public offering), and 2,967,029 and 2,967,027 shares respectively, of common stock for $180.000 each, or $0.06 per share. The shares of common stock held by William Blair Venture Partners and Information Partners Capital are subject to registration rights entitling the holder to demand that OneSource register the shares under the Securities Act in some circumstances to enable the holder to resell its shares.

     From 1993 until 1998, OneSource paid each of William Blair Venture Partners and an affiliate of Information Partners Capital an annual management fee of $0.1 million, pursuant to an oral arrangement. In 1999 OneSource paid each of these entities a one-time fee of $0.5 million to terminate the management fee arrangement.

     In 1999, Information Partners Capital and its affiliates subscribed for an aggregate of $523,824 of services from OneSource.

                                   PROPOSAL 2

             AMENDMENT TO THE 1999 STOCK OPTION AND INCENTIVE PLAN

PROPOSED AMENDMENT

     The 1999 Stock Option and Incentive Plan (the "1999 Plan") was adopted by the Board of Directors in February 1999, and was approved by the Company's stockholders in April 1999. A maximum of 800,000 shares of Common Stock was reserved for issuance under the 1999 Plan. In March 2000, the Board of Directors adopted an amendment to the 1999 Plan which is the subject of this proposal. The Board of Directors has approved and recommends to the stockholders that they approve an amendment to the 1999 Plan that will increase the aggregate number of shares authorized for issuance under the 1999 Plan by 1,000,000 shares.

     The Company's management relies on stock options as an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees. The Board of Directors of the Company believes that the proposed amendment is essential to permit the Company's management to continue to provide long-term, equity-based incentives to present and future key employees.

     As of December 31, 1999, only 572,211 shares remained authorized for issuance under the 1999 Plan. If the increase in the number of shares authorized for issuance under the 1999 Plan is not approved, the Company may become unable to provide suitable long-term equity-based incentives to present and future employees. The Company has not at the present time determined who will receive options to purchase the additional shares of Common Stock that will be authorized for issuance under the Plan, if the amendment is approved.

DESCRIPTION OF THE 1999 PLAN

     The 1999 Plan is intended to provide stock options and other equity interests in the Company to employees, officers, directors, consultants and advisors of the Company and its subsidiaries. The text of the 1999 Plan, amended as proposed above, is attached to this proxy statement as Appendix A. The following is a summary of the 1999 Plan and should be read together with the full 1999 Plan text.

     The 1999 Plan is administered by the Board of Directors of the Company and the Compensation Committee. Subject to the provisions of the 1999 Plan, each of the Board of Directors and the Compensation Committee has the authority to select the persons to whom awards are granted and to determine the terms of each award, including the number of shares of Common Stock subject to the award. Payment of the exercise price of the award may be made in cash, shares of Common Stock, a combination of cash and stock, a promissory note or by any other method approved by the Board or Compensation Committee, consistent with applicable law. Unless otherwise permitted by the Board of Directors, awards are not assignable or transferable except by will or the laws of descent and distribution, and, during the participant's lifetime, may be exercised only by the participant.

     All stock options granted pursuant to the 1999 Plan were granted at fair market value and vest over a four year period at a rate of 25% per year starting on the first anniversary of the vesting start date.

     The Board of Directors or the Compensation Committee may amend, suspend or terminate the 1999 Plan or any portion thereof at any time. Option agreements may be modified, amended or rescinded only by written agreement signed by the Company and the participant.

     The 1999 Plan expires at the end of the day on February 17, 2009. After that date, no further awards may be granted under the 1999 Plan, but awards previously granted may extend beyond that date.

     As amended, the 1999 Plan would authorize the issuance of up to 1,800,000 shares of Common Stock (subject to adjustment for capital changes) pursuant to the exercise of options or other awards granted under the 1999 Plan. The maximum number of shares with respect to which awards may be granted to any employee under the 1999 Plan shall not exceed 100,000 shares of Common Stock during any calendar year.

FEDERAL INCOME TAX CONSEQUENCES

     The following general rules are currently applicable for United States federal income tax purposes upon the grant and exercise of options to purchase shares of Common Stock pursuant to the 1999 Plan:

     Incentive Stock Options. The following general rules are applicable under current Federal income tax law to an incentive stock option ("ISO") granted under the 1999 Plan.

          1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to the Company upon either grant or exercise of an ISO.

          2. If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

          3. If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

          4. In any year that an optionee recognizes compensation income as the result of a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

          5. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

          6. Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

          7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

          8. In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

          9. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

     Non-Qualified Options. The following general rules are applicable under current federal income tax law to an option that does not qualify as an ISO ("Non-Qualified Option") granted under the 1999 Plan:

          1. The optionee generally does not realize any taxable income upon the grant of a Non-Qualified Option, and the Company is not allowed a federal income tax deduction by reason of such grant.

          2. The optionee generally will recognize ordinary compensation income at the time of exercise of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

          3. When the optionee sells the shares acquired pursuant to a Non-Qualified Option, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as compensation income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

          4. The Company generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes compensation income.

          5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

          6. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

     Awards and Purchases. The following general rules are applicable under current federal income tax law to awards of stock ("Awards") or the granting of opportunities to make direct stock purchases ("Purchases") under the 1999 Plan:

          1. Persons receiving common stock pursuant to an Award or Purchase generally will recognize compensation income equal to the fair market value of the shares received, reduced by any purchase price paid.

          2. The Company generally should be entitled to a corresponding deduction for Federal income tax purposes when such person recognizes compensation income. When such Common Stock is sold, the seller generally will recognize capital gain or loss.

          3. Special rules apply if the stock acquired pursuant to an Award or Purchase is subject to vesting, or is subject to certain restrictions on resale under Federal securities laws applicable to directors, officers or 10% stockholders.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                     AMENDMENT TO THE COMPANY'S 1999 PLAN.

                                   PROPOSAL 3
                     RATIFICATION OF SELECTION OF AUDITORS

     Subject to ratification by the stockholders, the Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent certified accountants, to serve as auditors for the fiscal year ending December 31, 2000. It is expected that a member of the firm of PricewaterhouseCoopers LLP will be present at the Annual Meeting with an opportunity to make a statement if so desired and will be available to respond to appropriate questions from the Company's stockholders. The ratification of this selection is not required under the laws of the State of Delaware, where the Company is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                 VOTE "FOR" THE RATIFICATION OF THIS SELECTION

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders for the fiscal year ended December 31, 2000 must be received no later than the close of business on December 31, 2000 at the Company's principal executive offices in order to be included in the Company's proxy statement for that meeting. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to OneSource Information Services, Inc., 300 Baker Avenue, Concord, Massachusetts 01742, Attention:
Secretary.

     Under the Company's by-laws, stockholders who wish to make a proposal at the Annual Meeting of Stockholders for the fiscal year ended December 31, 2000, other than one that will be included in the Company's proxy materials, must notify the Company no earlier than the close of business on December 1, 2000 and no later than December 31, 2000. If a stockholder who wishes to present a proposal fails to notify the Company by December 31, 2000, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company's by-laws, the proposal is brought before the annual meeting of stockholders, then under the proxy rules of the Securities and Exchange Commission (the "SEC"), the proxies solicited by management with respect to the next annual meeting of stockholders will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons appointed as proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules.

                           INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Stock Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                           EXPENSES AND SOLICITATION

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company also may be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

     The contents of and the sending of this Proxy Statement have been approved by the Board of Directors of the Company.

                                                                      APPENDIX A

                      ONESOURCE INFORMATION SERVICES, INC.

                      1999 STOCK OPTION AND INCENTIVE PLAN

1.  PURPOSE AND ELIGIBILITY

     The purpose of this 1999 Stock Option and Incentive Plan (the "Plan") of OneSource Information Services, Inc. (the "Company") is to provide stock options and other equity interests in the Company (each an "Award") to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a "Participant". Additional definitions are contained in Section 8.

2.  ADMINISTRATION

     a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan.

     b. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean such Committee or the Board.

     c. Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

3.  STOCK AVAILABLE FOR AWARDS

     a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares of Common Stock of the Company (the "Common Stock") that may be issued pursuant to the Plan is 1,800,000 shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than cost, such shares of Common Stock shall again be available for the grant of Awards under the Plan; provided, however, that the cumulative number of such shares that may be so reissued under the Plan will not exceed 1,800,000 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     b. Per-Participant Limit. Subject to adjustment under Section 3(c), no Participant may be granted Awards during any one fiscal year to purchase more than 100,000 shares of Common Stock.

     c. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 7(e)(i) applies for any event, this Section 3(c) shall not be applicable.

4.  STOCK OPTIONS

     a. General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

     b. Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a "Nonstatutory Stock Option".

     c. Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify it in the applicable option agreement.

     d. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     e. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

     f. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

          (i) by check payable to the order of the Company;

          (ii) except as otherwise explicitly provided in the applicable option agreement, and only if the Common Stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

          (iii) to the extent explicitly provided in the applicable option agreement, by (x) delivery of shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement), (y) delivery of a promissory note of the Participant to the Company (and delivery to the Company by the Participant of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Board may determine.

5.  RESTRICTED STOCK

     a. Grants. The Board may grant Awards entitling Participants to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     b. Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

6.  OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units.

7.  GENERAL PROVISIONS APPLICABLE TO AWARDS

     a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     b. Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan provided that such terms and conditions do not contravene the provisions of the Plan.

     c. Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

     e.  Acquisition of the Company

          (i) Consequences of an Acquisition.

             (A) Acquisition Intended to be Accounted for as a Pooling-of-Interests. With respect to an Acquisition intended to be accounted for as a pooling-of-interests: (x) all outstanding Awards shall remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there shall be automatically substituted for the shares of Common Stock then subject to such Awards the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition and (y) if a recipient of an Award is terminated by the surviving or acquiring Company without Cause (as defined in the applicable option agreement) before the first anniversary of the consummation of the Acquisition, then upon the consummation of the Acquisition, (1) all Options then outstanding shall become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of Common Stock subject to such Options are subject to repurchase provisions, then such repurchase provisions shall immediately lapse; (2) all Restricted Stock Awards then outstanding shall become free of all repurchase provisions; and (3) all other stock-based Awards shall become exercisable, realizable or vested in full, or shall be free of all repurchase provisions, as the case may be.

             (B) Acquisition Intended to be Accounted for under the Purchase Method. Unless otherwise expressly provided in the applicable Option or Award, upon the occurrence of an Acquisition intended to be accounted for under the purchase method, the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i)(B), also the "Board"), shall, as to outstanding Awards (on the same basis or on different bases, as the Board shall specify), make appropriate provision for the continuation of such Awards by the Company or the assumption of such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to or in lieu of the foregoing, with respect to outstanding Options, the Board may, upon written notice to the affected optionees, provide that one or more Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate; or terminate one or more Options in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

             (C) Acquisition Defined. An "Acquisition" shall mean: (x) any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other acquisition of the business of the Company, as determined by the Board.

          (ii) Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

          (iii) Pooling-of-Interests Accounting. If the Company proposes to engage in an Acquisition intended to be accounted for as a pooling-of-interests, and in the event that the provisions of this Plan or of any Award hereunder, or any actions of the Board taken in connection with such Acquisition, are determined by the Company's or the acquiring company's independent public accountants to cause such Acquisition to fail to be accounted for as a pooling-of-interests, then such provisions or actions shall be amended or rescinded by the Board, without the consent of any Participant, to be consistent with pooling-of-interests accounting treatment for such Acquisition.

          (iv) Parachute Awards. Notwithstanding the provisions of Section 7(e)(i)(A), if, in connection with an Acquisition described therein, a tax under Section 4999 of the Code would be imposed on the Participant (after taking into account the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code), then the number of Awards which shall become exercisable, realizable or vested as provided in such section shall be reduced (or delayed), to the minimum extent necessary, so that no such tax would be imposed on the Participant (the Awards not becoming so accelerated, realizable or vested, the "Parachute Awards"); provided, however, that if the "aggregate present value" of the Parachute Awards would exceed the tax that, but for this sentence, would be imposed on the Participant under Section 4999 of the Code in connection with the Acquisition, then the Awards shall become immediately exercisable, realizable and vested without regard to the provisions of this sentence. For purposes of the preceding sentence, the "aggregate present value" of an Award shall be calculated on an after-tax basis (other than taxes imposed by Section 4999 of the Code) and shall be based on economic principles rather than the principles set forth under Section 280G of the Code and the regulations promulgated thereunder. All determinations required to be made under this Section 7(e)(iv) shall be made by the Company.

     f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the Board or as determined pursuant to the applicable option agreement). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     g. Amendment of Awards. The Board may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that, except as otherwise provided in Section 7(e)(iii), the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     h. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     i. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option.

8.  MISCELLANEOUS

     a.  Definitions.

          (i) "Company," for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of OneSource Information Services, Inc., as defined in Section 424(f) of the Code (a "Subsidiary"), and any present or future parent corporation of OneSource Information Services, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term "Company" shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

          (ii) "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

          (iii) "employee" for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company.

     b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

     c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

     d. Effective Date and Term of Plan. The Plan shall become effective after adoption by the Board on a date determined by the Board. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

     e. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

     f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                     PROXY

                      ONESOURCE INFORMATION SERVICES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 25, 2000

                      SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel J. Schimmel and Roy D. Landon, and each or both of them, proxies, with full power of substitution to vote all shares of stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of OneSource Information Services, Inc. to be held on Thursday, May 25, 2000 at 10:00 a.m., at Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, 22nd Floor, Boston, Massachusetts 02110, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated on or about May 1, 2000, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                      ONESOURCE INFORMATION SERVICES, INC.

                                  MAY 25, 2000



                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED




A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


                                       FOR ALL NOMINEES       WITHHOLD AUTHORITY
                                        LISTED AT RIGHT        TO VOTE FOR ALL
                                     (except as marked to       NOMINEES LISTED
                                      the contrary below)          AT RIGHT
1.  To elect four directors to the
    Board of Directors, each to             [  ]                     [  ]
    serve for a term of one year
    or until his successor is duly
    elected and qualified.

NOMINEES:  Martin Kahn, Daniel J. Schimmel, David Dominik, and Gregg S. Newmark

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED AT RIGHT.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL THE DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

                                              FOR        AGAINST        ABSTAIN
2.  To approve an amendment to the 1999
    Stock Option and Incentive Plan           [  ]        [  ]           [  ]
    which includes a proposed increase
    in the aggregate number of shares
    of Common Stock that may be issued
    pursuant to said plan by 1,000,000
    shares.


3.  To ratify the selection of the firm       [  ]        [  ]           [  ]
    of PricewaterhouseCoopers LLP,
    independent public accountants, as
    auditors for the fiscal year ending
    December 31, 2000.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE, FOR APPROVAL OF AN AMENDMENT TO THE 1999 STOCK OPTION AND INCENTIVE PLAN AND FOR THE APPROVAL OF THE APPOINTMENT OF AUDITORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


___________________________ __________________________ DATED:____________, 2000
SIGNATURE                   SIGNATURE, IF HELD JOINTLY

NOTE: Signatures should be identical with the name typed on the Proxy. Joint owners should each sign personally. Persons signing as attorney, executor, administrator, trustee or guardian should give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized person.